As filed with the Securities and Exchange Commission on April 13, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MOLEKULE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-3213164
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10455 Riverside Drive
Palm Beach Gardens, Florida	33410
(Address of Principal Executive Offices)	(Zip Code)

NON-PLAN INDUCEMENT RESTRICTED STOCK UNIT AWARD GRANT NOTICE

AND RESTRICTED STOCK UNIT AGREEMENT

(Full title of the plan)

Jason DiBona

c/o Molekule Group, Inc.

10455 Riverside Drive

Palm Beach Gardens, FL 33410

(833) 652-5326

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Valerie Ford Jacob, Esq.

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue

New York, New York 10022

(212) 277-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (this “Registration Statement”) is to register 500,000 shares of common stock, par value $0.01 per share (the “Shares”), of Molekule Group, Inc. (the “Registrant”), issuable upon the vesting of restricted stock units granted to a newly hired employee (the “Inducement Award”).

The Inducement Award was approved by the Compensation Committee of the Registrant’s Board of Directors outside of, but subject to, certain administrative provisions generally consistent with the Registrant’s 2021 Incentive Award Plan and in accordance with Nasdaq Stock Market Rule 5635(c).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*            Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8. The documents containing the information specified in this Part I of Form S-8 will be sent or given to the recipient of the Inducement Award covered by this Registration Statement, as specified by the U.S. Securities and Exchange Commission (the “Commission”), pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated as of their respective dates in this Registration Statement by reference:

(a)	The Registrant’s annual report on Form 10-K/A for the fiscal year ended December 31, 2022 (File No. 001-41096), filed with the Commission on April 3, 2023;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

(c)	The description of the Shares contained in and incorporated by reference into the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 19, 2021 and any amendment or report updating that description.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission, and other documents or information deemed furnished but not filed under the rules of the Commission), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not required.

Item 5. Interests of Named Experts and Counsel

None.

Item 6. Indemnification of Directors and Officers

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit, or with respect to any officer, any action by or in the right of the corporation. The Registrant’s certificate of incorporation provides that no director or officer of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors or officers for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

The Registrant’s certificate of incorporation and bylaws provide indemnification for its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. The Registrant will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Registrant’s certificate of incorporation and bylaws provide that it will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at its request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by the Registrant against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

The Registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-41096) filed with the Commission by the Registrant on March 31, 2023

4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Form 8-K (File No. 001-41096) filed with the Commission by the Registrant on January 12, 2023)

4.3	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.4 to the Registrant's Form S-8 (File No. 333-269209) filed with the Commission by the Registrant on January 13, 2023)

5.1*	Opinion of Freshfields Bruckhaus Deringer US LLP, counsel to the Registrant, regarding the legality of the securities being offered hereby (including consent)

23.1*	Consent of Citrin Cooperman & Company, LLP, Independent Registered Public Accounting Firm for the Registrant

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Accountants for Molekule, Inc.

23.3*	Consent of Freshfields Bruckhaus Deringer US LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement)

99.1	Molekule Group, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-261396) filed with the Commission by the Registrant on November 29, 2021)

99.2	Amendment to Molekule Group, Inc. 2021 Incentive Award Plan (incorporated by reference to Annex F of the Registrant’s Registration Statement on Form S-4 (File No. 333-268872) filed with the Commission by the Registrant on December 19, 2022

99.3*#	Inducement Award Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Agreement

107*	Filing Fee Table

* Filed herewith

# Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, that the Registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida on the 13th day of April, 2023.

MOLEKULE GROUP, INC.

By:	/s/ Jason DiBona
Name: Jason DiBona
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Jason DiBona and Ryan Tyler as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of April, 2023:

Name	Title
/s/ Jason DiBona	Chief Executive Officer (Principal Executive Officer)
Jason DiBona

/s/ Ryan Tyler	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Ryan Tyler

/s/ Amin J. Khoury, Ph.D. (Hon)	Chairman of the Board
Amin J. Khoury, Ph.D. (Hon)

/s/ David Helfet, M.D.	Director
David Helfet, M.D.

/s/ Michael Senft	Director
Michael Senft

/s/ Thomas P. McCaffrey	Director
Thomas P. McCaffrey

/s/ Heather Floyd	Director
Heather Floyd

/s/ Timothy J. Scannell	Director
Timothy J. Scannell

/s/ Stephen M. Ward, Jr.	Director
Stephen M. Ward, Jr.

/s/ Brad Feld	Director
Brad Feld

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